Exhibit 99.1

DANAHER TO ACQUIRE TEKTRONIX, INC. FOR $38.00 PER SHARE, OR $2.8 BILLION

• Tektronix Board of Directors unanimously recommends acceptance of all-cash offer

• Addition of Tektronix would significantly expand Danaher’s leading global position in Electronic Test

Washington, D.C. and Beaverton, Ore., October 15, 2007 – Danaher Corporation (NYSE: DHR) and Tektronix, Inc. (NYSE: TEK) today announced they have reached a definitive agreement under which Danaher will make a cash tender offer to acquire all of the outstanding common shares of Tektronix for $38.00 per share. The aggregate purchase price is approximately $2.8 billion, including debt, transaction costs and net of cash acquired.

The Board of Directors of Tektronix has unanimously recommended that Tektronix shareholders accept and tender their shares into the offer, which represents a premium of approximately 34% to Tektronix’s closing price on October 12, 2007. The offer is subject to customary conditions, including tender of a majority of the outstanding shares into the offer (on a fully diluted basis but excluding any shares issuable pursuant to the Tektronix Notes), regulatory approvals, and the absence of a material adverse change with respect to Tektronix. The transaction is expected to be completed in the fourth quarter of 2007.

With annual revenues of approximately $1.1 billion, Tektronix is a leading supplier of test, measurement, and monitoring products enabling the design, manufacture, and management of next-generation global communications networks, computing and advanced technologies. Tektronix’s products and solutions address the needs of industry leaders in the communications, computer, semiconductor and consumer electronics -- as well as military/aerospace, education and a broad range of other industries.

Tektronix would become part of Danaher’s Electronic Test platform, joining Danaher’s Fluke and Fluke Networks businesses, and nearly doubling the platform’s revenues. The combined brands are some of the most highly recognized in each of their respective product segments.

Danaher’s President and CEO, H. Lawrence Culp, Jr., said, “With its well recognized brand, significant global reach and broad based expertise in providing solutions for end-users in research and product development for high-growth industries we believe Tektronix provides an excellent complement to our existing Electronic Test business. We have long admired Tektronix’s product innovation and excellent reputation. Through the application of the Danaher Business System we believe we can continue to deliver strong results in our established businesses and look at attractive adjacent markets for future growth opportunities. We are very pleased to welcome Tektronix’s management team and associates to Danaher.”

Richard H. Wills, Chairman of the Board, President and Chief Executive Officer of Tektronix, said, “The combination of Danaher and Tektronix enables us to leverage each other’s strengths and build on our commitment to long-term growth, innovaton and continuous productivity improvement. We believe this is a compelling transaction for Tektronix shareholders and that the combined efforts of Danaher and Tektronix will extend the leadership position we have built in our served markets throughout the world.”

The transaction will be a “fundamental change” under the terms of the indenture governing Tektronix’s $345 million aggregate principal amount 1.625% Senior Convertible Notes due 2012, which will entitle the noteholders to convert their notes into a cash amount based on the value of a certain number of common shares to be determined by a formula set forth in the indenture.

Danaher and Tektronix will hold a conference call today at 9:00 a.m. EDT to discuss this transaction. The U.S. dial-in number is 888-204-4519; the international dial-in number is 913-312-9330; with reference ID Code 9416681. A telephone replay will be available by dialing 888-203-1112 in the US; and 719-457-0820 internationally; with ID Code 9416681. The replay will be available through October 22, 2007. The conference call and replay will also be available via webcast in the Investor section of www.danaher.com and www.tektronix.com.

Danaher 3rd Quarter Outlook
Danaher also announced today that adjusted earnings per share for the third quarter of 2007 are anticipated to be at, or slightly above, the high end of the previously communicated range of $0.92 to 0.97 per share before the impact of approximately $0.04 per share from certain favorable tax items and a lower tax rate that the Company expects to record during the quarter.

About Danaher
Danaher Corporation is a leading manufacturer of Professional Instrumentation, Medical Technologies, Industrial Technologies and Tools and Components www.danaher.com.

About Tektronix
Tektronix is a leading supplier of test, measurement, and monitoring products, solutions and services for the communications, computer, consumer electronics, and education industries -- as well as military/aerospace, semiconductor, and a broad range of other industries worldwide. With 60 years of experience, Tektronix enables its customers to design, build, deploy, and manage next-generation global communications networks, advanced and pervasive technologies. Headquartered in Beaverton, Oregon, Tektronix has operations in 19 countries worldwide. Tektronix’s Web address is www.tektronix.com.

NOTICE TO INVESTORS: This announcement is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of Tektronix common stock described in this press release has not commenced. At the time the offer is commenced an indirect, wholly-owned subsidiary of Danaher will file a tender offer statement on Schedule TO with the Securities and Exchange Commission and Tektronix will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials will be made available to Tektronix security holders at no expense to them. In addition, all of those materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s Web site: www.sec.gov.

Statements in this document that are not strictly historical, including statements regarding Danaher’s expected results for the third quarter of 2007, the proposed acquisition of Tektronix, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, the conversion of Tektronix’s convertible notes, future opportunities for the combined company and any other statements about managements’ future expectations, beliefs, goals, plans or prospects, may constitute forward looking statements. There are a number of risks and uncertainties that could cause actual results or events to differ materially from those suggested or indicated by such forward looking statements, including: conditions affecting the industries in which Tektronix operates; the uncertainty of regulatory approvals; the parties’ ability to satisfy the tender offer and merger agreement conditions and consummate the transaction; Danaher’s ability to successfully integrate Tektronix’s operations and employees with Danaher’s existing business; the ability to realize anticipated synergies and cost savings; and the other factors described in Danaher’s Annual Report on Form 10-K for the year ended December 31, 2006 and other SEC filings of Danaher as well as the SEC filings of Tektronix, including Tektronix’s Annual Report on Form 10-K for the year ended May 26, 2007 and Tektronix’s Quarterly Report on Form 10-Q for the quarter ended September 1, 2007. These forward-looking statements speak only as of the date of this release and neither Danaher nor Tektronix intends to update any forward looking statement except as required by law.

Danaher contacts:

Investors:

Andy Wilson
Vice President, Investor Relations
Danaher Corporation
(202) 828-0850

Media:

Dan Gagnier
Sard Verbinnen & Co.
(212) 687-8080

Tektronix contacts:

Investors:

Paul Oldham
VP Treasurer and Investor Relations
Tektronix, Inc.
503 627-4027

Media:

Alisha Goff
Corporate Communications
Tektronix, Inc.
503 627-7075